SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report June 23, 2003
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                              Web Press Corporation
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             (Exact name of registrant as specified in its charter)

          Washington                    0-7267                91-0851298
(State or other jurisdiction         (Commission            (IRS Employer
      of incorporation)              File Number)         Identification No.)

                     22023 68th Avenue South, Kent, WA 98032
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               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (253) 395-3343
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Item 5.  Other Events and Regulation FD Disclosure

         At this year's NEXPO(R) trade show for newspapers held in Las Vegas from June 16 through June 19, 2003 the Company introduced an "energy-set" printing application for its Quad-Stack printing module using ultraviolet dryers. The Company has been testing this application for approximately six months and chose NEXPO(R) to introduce this new application of the Quad-Stack's printing capabilities to the newspaper industry. The Company has accepted its first order for a press setup to do "energy-set" printing in the field under production conditions.

         The Company's presses are designed to print on absorbent paper such as newsprint. Refinements to the Quad-Stack printing module and the addition of ultraviolet dryers along with special inks developed by an ink supplier have resulted in high quality four-color "energy-set" printing on coated paper.

         The "energy-set" application expands the market for the Company's Quad-Stack module to include commercial and semi-commercial heat-set printers. Presses used for this type of printing sell for significantly more than the Company's Quad-Stack module and generally use gas or infrared dryers to dry the ink on the paper. The use of ultraviolet dryers diminishes the need to cleanup harmful emissions that occur in other types of heat-set applications. If the


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Company's "energy-set" application is accepted by the traditional heat-set printer the number of potential prospects for the Company's equipment will increase significantly.

         Likewise, Quad-Stack modules equipped with ultraviolet dryers offer newspapers an additional way to earn revenue using their newspaper press. A Quad-Stack equipped with ultraviolet dryers will allow newspapers to do both cold-set and "energy-set" (heat-set) printing using the same equipment. Newspapers looking for a way to print traditional heat-set products that are inserted into their newspapers without buying high-cost commercial presses should find the "energy-set" application very attractive. They will also be able to earn additional revenue selling traditional heat-set products.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2003                                 Web Press Corporation
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                                                           (Registrant)


                                                    /s/Craig L. Mathison
                                                    -------------------------
                                                    Craig L. Mathison
                                                    Vice President of Finance



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